Exhibit 99.1
L-3 COMMUNICATIONS HOLDINGS, INC.
2008 LONG TERM PERFORMANCE PLAN
AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENT
     WHEREAS, L-3 Communications Holdings, Inc. (“L-3”) has previously maintained the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan (the “Plan”);
     WHEREAS, L-3 granted restricted stock units under the Plan to Carl E. Vuono on July 28, 2009, the terms of which are governed by a Restricted Stock Unit Agreement entered into on the grant date (the “RSU Agreement”); and
     WHEREAS, on April 27, 2010, the Compensation Committee of the Board of Directors of L-3, acting pursuant to Section 8(d) of the Plan, approved the amendment of the RSU Agreement as contemplated hereunder.
     NOW THEREFORE, effective as of April 27, 2010, Section 7(b) of the RSU Agreement is amended by deleting the phrase “more than one year after the Grant Date” from the definition of “retirement” therein and replacing it with the phrase “on or after June 1, 2010”.